FIRSTFLIGHT ANNOUNCES FINANCIAL RESULTS FOR YEAR ENDED DECEMBER 31, 2007

Revenue Rises 20.1% to $47.1 Million

Net Income of $184,000 in 2007 Compared to a $3.3 Million Net Loss in 2006

Conference Call Scheduled for Tuesday, April 1, 2008, at 11 am EDT

ELMIRA/CORNING, NY, March 31, 2008 -- FirstFlight, Inc. (OTC BB: FFLT) a charter management and aviation services company, today announced its financial results for the year ended December 31, 2007.

Revenue for the year ended December 31, 2007 increased 20.1 percent to $47.1 million from revenue of $39.2 million in the year ended December 31, 2006. This increase was primarily due to the results of the Company’s charter segment, which generated over $38 million in revenue, a 22.4 percent increase over revenue of $31.2 million generated from this segment in the prior year, and the fixed base operations (FBO) segment, which generated $5.9 million, an 18.4 percent increase over revenue of $5.0 million generated from this segment in the same period in 2006.

Net income for the year ended December 31, 2007 was $184,000, as compared to a net loss for the year ended December 31, 2006 of $3.3 million, an improvement of approximately $3.5 million. This change was largely driven by an improvement in the Company’s operating results and by the reduction of interest expense related to the repayment of senior debt in connection with the Company’s $5.025 million offering completed in September 2006.

John Dow, President and CEO of FirstFlight, stated, “We are extremely pleased with the progress we are making in implementing our strategic business plan. In 2007, our revenue increased and SG&A expenses decreased as compared with the same period in 2006. Our charter segment improved markedly, largely due to a larger fleet and a more productive use of mid and large cabin aircraft in charter activities. In the FBO segment, increases related to fueling managed aircraft and a higher average price for fuel as a result of higher fuel costs contributed to our higher revenue.

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“One of the keys to our continuing success in 2008 will be additions to our fleet of charter aircraft, and we have added sales people to enhance our capabilities. A dedicated vice president of sales and marketing has been added along with three additional charter sales personnel. Their mission is to add additional managed aircraft to our portfolio and to create better utilization of our fleet of managed aircraft by increasing the number of booked charter hours. We believe that we have positioned them in geographically strategic markets where we have recently added managed aircraft and in which we believe sufficient opportunity exists for new aircraft and charter clients. Already this year, we have added a Gulfstream G500 to our fleet, which is based in Opa-locka, in south Florida, representing our latest step in expanding our presence in the Florida marketplace. We continue to implement our plan to become a national company through expansion of our own fleet, increasing the number of charter clients and acquiring FBOs.”

“We remain conscious of the need to control costs”, added Senior Vice President and Chief Financial Officer, Keith Bleier, “and we will continue with the cost containment measures that were initiated during 2007. We believe that our balance sheet shows more than sufficient liquidity to sustain our existing business for at least the next twelve months, and we believe that 2008 will be another significant year in our development.”

Senior management of FirstFlight Inc. will discuss the company’s financial results and achievements on a conference call on Tuesday, April 1, 2008 at 11 a.m. EDT. Those who wish to participate in the conference call may telephone (888) 335-6674 from the U.S. or (973) 582-2845 for international callers, conference
ID# 39997676 approximately 15 minutes before the call. A digital replay will be available approximately 2 hours after the completion of the call by telephone for two weeks and may be accessed by dialing (800) 642-1687, from the U.S., or (706) 645-9291, for international callers, conference ID# 39997676.

The Company also reported Adjusted EBITDA1 of $1,010,402 for the year ended December 31, 2007, an improvement of approximately $2.1 million as compared to the year ended December 31, 2006. Please see footnote 1 below for our definition of Adjusted EBITDA, a description of why we use Adjusted EBITDA and important disclaimers regarding Adjusted EBITDA, which is a non-GAAP measure. A reconciliation of Adjusted EBITDA to the appropriate GAAP measure is also included in footnote 1.

About FirstFlight, Inc.

FirstFlight is an aviation services company. Our operations are conducted in three core segments: aircraft charter management activities, fixed based operations (FBOs), and aircraft maintenance. Charter management is the business of providing on-call passenger air transportation. A fixed base operation is the primary provider of services such as fueling and hangaring of private/general aviation aircraft operators. The aircraft maintenance business is conducted at our FAA-certificated facilities. (www.fflt.com)

This release may include projections of future results and “forward-looking statements” as that term is defined in Section 27A of the Securities Act of 1933 as amended and Section 21E of the Securities Exchange Act of 1934 as amended. All statements that are included in this release, other than statements of historical fact, are forward-looking statements. Although the management of FirstFlight believes that the expectations reflected in these forward-looking statements are reasonable, there are no assurances that such expectations will prove to have been correct.

-FINANCIAL TABLES TO FOLLOW -

1 Explanation of Adjusted EBITDA, a Non-GAAP Financial Measure

The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, as adjusted for stock based compensation expense and other income. We believe that Adjusted EBITDA, which is a financial measure that is not defined by Generally Accepted Accounting Principles (GAAP), is a useful performance metric because it eliminates significant non-cash and/or one-time charges to earnings. It is important to note that non-GAAP measures such as Adjusted EBITDA should be considered in addition to, not as a substitute for or superior to, net income, cash flows, or other measures of financial performance in accordance with GAAP. A reconciliation of net income to Adjusted EBITDA is as follows for the years ended December 31, 2007 and 2006.

	For the Year Ended December 31,
	2007	2006

Net income (loss)	$184,454	$(3,336,759)

Non-cash charges and credits
Other expense (income)	44,690	(157,500)
Interest expense	30,530	1,150,104
Interest (income)	(55,221)	(31,188)
Stock compensation expense	415,784	831,096
Depreciation and amortization	390,165	406,471

Adjusted EBITDA	$1,010,402	$(1,137,776)

Segment Performance

Revenue	Year Ended December 31,
	2007	2006
Charter	$38,231,943	$31,243,500
FBO	5,905,715	4,988,553
Maintenance	2,970,269	2,980,371
Total revenue	$47,107,927	$39,212,424

Operating Results	Year Ended December 31,
	2007	2006
Charter	$1,561,689	$658,798
FBO	308,845	15,668
Maintenance	(32,184)	(242,358)
Division profit	1,838,350	432,108
Corporate expense	1,633,897	2,805,651
Operating profit (loss)	204,453	(2,373,543)
Other income (expense), net	(44,690)	155,700
Interest income (expense), net	24,691	(1,118,916)
Net income (loss)	$184,454	$(3,336,759)

FIRSTFLIGHT, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET

ASSETS
	December 31, 2007	December 31, 2006
CURRENT ASSETS
Cash and cash equivalents	$2,400,152	$1,181,870
Accounts receivable, net of allowance for
doubtful accounts of $26,721 and $57,722, respectively	5,226,006	5,083,524
Inventories	324,314	193,413
Prepaid expenses and other current assets	472,750	280,923
Total current assets	8,423,222	6,739,730

PROPERTY AND EQUIPMENT, net
of accumulated depreciation of $361,577 and $272,788, respectively	1,169,316	1,286,376

OTHER ASSETS
Deposits	36,800	26,500
Note receivable	—	150,000
Intangible assets - trade names	420,000	420,000
Other intangible assets, net of
accumulated amortization of $489,274 and $275,936, respectively	150,726	364,064
Goodwill	4,194,770	4,194,770
Total other assets	4,802,296	5,155,334
TOTAL ASSETS	$14,394,834	$13,181,440

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$6,252,043	$5,627,406
Customer deposits	532,397	398,785
Accrued expenses	551,074	532,988
Notes payable - current portion	126,663	203,823
Total current liabilities	7,462,177	6,763,002

LONG-TERM LIABILITIES
Notes payable - less current portion	296,788	393,805
Total liabilities	7,758,965	7,156,807

STOCKHOLDERS' EQUITY
Preferred stock - $.001 par value; authorized 9,999,154;
none issued and outstanding	-	-
Common stock - $.001 par value; authorized 100,000,000;
36,582,987 and 36,583,793 issued and outstanding, respectively	36,583	36,584
Additional paid-in capital	18,825,760	18,398,977
Accumulated deficit	(12,226,474)	(12,410,928)
TOTAL STOCKHOLDERS' EQUITY	6,635,869	6,024,633

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$14,394,834	$13,181,440

FIRSTFLIGHT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
	For the Year Ended December 31,
	2007	2006

REVENUE	$47,107,927	$39,212,424
COST OF REVENUES	39,455,287	32,561,499
GROSS PROFIT	7,652,640	6,650,925

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	7,448,187	9,024,468

OPERATING INCOME (LOSS)	204,453	(2,373,543)

OTHER INCOME (EXPENSE)
OTHER INCOME (EXPENSE), net	(101,328)	155,700
GAIN ON SALE OF FIXED ASSETS	56,638	—
INTEREST INCOME	55,221	31,188
INTEREST EXPENSE	(30,530)	(1,150,104)

TOTAL OTHER INCOME (EXPENSE)	(19,999)	(963,216)
NET INCOME (LOSS)	$184,454	$(3,336,759)

Deemed dividend to preferred stockholders:
Amortization of discount	—	(2,831,303)

Amortization of deferred financing costs	—	(1,437,194)

Preferred stock dividend	—	(171,260)
Net income (loss) applicable to common stockholders	$184,454	$(7,776,516)

Basic and Diluted Net Income (Loss) Per Common Share
applicable to common stockholders	$0.01	$(0.34)

Weighted Average Number of Common Shares
Outstanding - Basic and Diluted	36,585,305	22,661,039